EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Record Fourth
Quarter and Full Year 2014 Results

For the Quarter Ended December 31, 2014
(Compared to the Quarter Ended December 31, 2013):

—	Adjusted Earnings per Diluted Share Increased 27.8% to $0.92

—	Adjusted Property EBITDA in Singapore More Than Doubled, Reaching a Property Record $518.5 Million

—	Consolidated Adjusted Property EBITDA Increased 10.9% to a Fourth Quarter Record $1.35 Billion

—	Adjusted Property EBITDA at our Macao Operating Properties was $711.2 Million

—	The Company Paid Dividends of $0.50 per Share, an Increase of 42.9%

—	The Company’s Board of Directors Declared a Dividend of $0.65 per Share to be Paid in the First Quarter of 2015, an Increase of 30%

—	The Company Returned $235.0 Million of Capital to Shareholders Through its Stock Repurchase Program

For the Year Ended December 31, 2014
(Compared to the Year Ended December 31, 2013):

—	Net Revenue Increased 5.9% to a Record $14.58 Billion

—	Consolidated Adjusted Property EBITDA Increased 13.8% to a Record $5.42 Billion

—	Net Income Attributable to Las Vegas Sands Rose 23.2% to a Record $2.84 Billion

—	Adjusted Earnings per Diluted Share Increased 23.4% to a Record $3.58

—	The Company Paid Dividends of $2.00 per Share, an Increase of 42.9%

—	The Company’s Board of Directors Raised the 2015 Annual Dividend to $2.60 per Share, an Increase of 30% Over 2014

—	The Company Repurchased $1.66 Billion of Stock Under its Stock Repurchase Program

Las Vegas, NV (January 28, 2015) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended December 31, 2014.

Fourth Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased that the successful execution of our Integrated Resort operating strategy, which generates the industry’s most diversified cash flows and delivers the industry’s highest revenue and profit from non-gaming segments including hotel, convention and exhibition, retail and entertainment, allowed us to again deliver increases in consolidated adjusted property EBITDA, operating income, net income and earnings per share this quarter.

“We remain focused on the consistent execution of our global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model.  Our convention-based Integrated Resort business model appeals to the broadest set of customers, generates the most diversified set of cash flows, and brings the greatest economic and diversification benefits in the industry to the regions in which we operate.  We are confident that the continued execution of our strategy will further extend our position as the global leader in Integrated Resort development and operation and enable us to deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

Since the inception of the company’s share repurchase program in June 2013, the company has returned $2.23 billion to shareholders through the repurchase of nearly 31.0 million shares, including $235.0 million of common stock (3.8 million shares at a weighted average price of $61.18) during the quarter ended December 31, 2014.

The company paid a recurring quarterly dividend of $0.50 per common share during the quarter, an increase of 42.9% compared to the fourth quarter of 2013. The company also announced that its next recurring quarterly dividend of $0.65 per common share will be paid on March 31, 2015, to Las Vegas Sands shareholders of record on March 23, 2015.  That dividend represents an increase of 30% compared to the dividend paid in the first quarter of 2014.

Mr. Adelson added, “The Macao market saw strong visitation from mainland China during the quarter, and we enjoyed equally strong visitation to our Cotai Strip properties.  We welcomed over 17 million visits to our Macao property portfolio, and delivered meaningful growth in the non-gaming segments of our business.  Notwithstanding a challenging environment in the VIP and premium mass gaming segments, we  delivered $711.2 million in adjusted property EBITDA across our property portfolio.  We remain confident that our market-leading Cotai Strip properties, which will be complemented in the future by The Parisian Macao and the St. Regis tower at Sands Cotai Central, will continue to provide the ecomonic benefits of diversification to Macao, meaningfully enhance the appeal of Macao to business and leisure travelers and provide an outstanding and diversified platform for growth in the years ahead.”

In Singapore, adjusted property EBITDA reached $518.5 million, reflecting strong growth in mass gaming and retail mall revenues, and the positive impact of a $90.1 million property tax refund during the quarter. Mass win-per-day increased 4.1% in the quarter compared to the year ago quarter, matching a property record $4.82 million per day.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2014 decreased 6.6% to $3.42 billion, compared to $3.66 billion in the fourth quarter of 2013. Consolidated adjusted property EBITDA of $1.35 billion increased 10.9% in the fourth quarter of 2014, compared to the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA decreased 4.5% to $1.27 billion in the fourth quarter of 2014.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the fourth quarter of 2014 increased 15.4% to $1.02 billion, compared to $886.1 million in the fourth quarter of 2013.  The increase in operating income was principally due to stronger results at Marina Bay Sands, which were partially offset by softer results at our Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the fourth quarter of 2014 increased 24.9% to $721.3 million, compared to $577.5 million in the fourth quarter of 2013, while diluted earnings per share in the fourth quarter of 2014 increased 28.6% to $0.90, compared to $0.70 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the growth in operating income described above.

Adjusted net income (see Note 1) increased to $734.2 million, or $0.92 per diluted share, compared to $592.9 million, or $0.72 per diluted share, in the fourth quarter of 2013.

Full year 2014 net revenue increased 5.9% to a record $14.58 billion, compared to $13.77 billion in 2013. Consolidated adjusted property EBITDA in 2014 increased 13.8% to a record $5.42 billion, compared to $4.76 billion in 2013. Consolidated adjusted property EBITDA margin increased 260 basis points to 37.2% in 2014, compared to 34.6% in 2013.  The strong growth in mass market gaming revenue in Macao, the ramp at Sands Cotai Central, as well as stronger results at Marina Bay Sands in Singapore, contributed to the EBITDA margin expansion in 2014.

Full year adjusted net income (see Note 1) was a record $2.89 billion in 2014, or $3.58 per diluted share, compared to $2.40 billion, or $2.90 per diluted share in 2013.

On a GAAP basis, full year 2014 operating income increased 20.3% to $4.10 billion in 2014, compared to $3.41 billion in 2013.  The increase in operating income was principally due to stronger operating results across our Macao property portfolio and at Marina Bay Sands. Net income attributable to Las Vegas Sands increased 23.2% to $2.84 billion, or $3.52 per diluted share in 2014, compared to $2.31 billion, or $2.79 per diluted share in 2013. The improvement in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increases in income tax expense and net income attributable to noncontrolling interests.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. decreased 16.2% to $2.12 billion in the fourth quarter of 2014, compared to $2.53 billion in the fourth quarter of 2013. Adjusted property EBITDA for Sands China Ltd. decreased 14.7% to $713.2 million in the fourth quarter of 2014, compared to $836.4 million in the fourth quarter of 2013. Net income for Sands China Ltd. decreased 18.3% to $535.3 million in the fourth quarter of 2014, compared to $655.6 million in the fourth quarter of 2013.

On a GAAP basis, full year 2014 total net revenues for Sands China Ltd. increased 6.8% to $9.57 billion, compared to $8.96 billion in 2013. Adjusted property EBITDA for Sands China Ltd. increased 12.4% to $3.26 billion in 2014, compared to $2.90 billion in 2013. Net income for Sands China Ltd. increased 15.4% to $2.55 billion in 2014, compared to $2.21 billion in 2013.

The Venetian Macao Fourth Quarter Operating Results

Despite the softer gaming market in Macao, The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property generated adjusted property EBITDA of $321.4 million with an EBITDA margin of 36.5%.  Non-Rolling Chip drop decreased 7.1% to $2.11 billion for the quarter with a Non-Rolling Chip win percentage of 24.2%.  Rolling Chip volume during the quarter decreased 39.7% to $10.10 billion.  Rolling Chip win percentage was 2.61% in the quarter, below both the expected range and the 3.32% experienced in the prior-year quarter. Slot handle increased 2.2% compared to the fourth quarter of 2013 to reach $1.33 billion.  Mall revenues increased 7.4% during the quarter to reach $60.9 million.

The following table summarizes the key operating results for The Venetian Macao for the fourth quarter of 2014 compared to the fourth quarter of 2013:

	Three Months Ended
The Venetian Macao Operations	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$733.3	$1,011.3	$(278.0)	-27.5%
Rooms	65.7	67.0	(1.3)	-1.9%
Food and Beverage	26.1	25.6	0.5	2.0%
Mall	60.9	56.7	4.2	7.4%
Convention, Retail and Other	42.6	37.4	5.2	13.9%
Less - Promotional Allowances	(48.3)	(48.9)	0.6	1.2%
Net Revenues	$880.3	$1,149.1	$(268.8)	-23.4%

Adjusted Property EBITDA	$321.4	$433.4	$(112.0)	-25.8%
EBITDA Margin %	36.5%	37.7%		-1.2 pts

Operating Income	$278.2	$392.6	$(114.4)	-29.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,098.7	$16,759.2	$(6,660.5)	-39.7%
Rolling Chip Win %(1)	2.61%	3.32%		-0.71 pts

Non-Rolling Chip Drop	$2,107.6	$2,268.2	$(160.6)	-7.1%
Non-Rolling Chip Win %	24.2%	25.2%		-1.0 pts

Slot Handle	$1,325.4	$1,296.3	$29.1	2.2%
Slot Hold %	4.3%	5.2%		-0.9 pts

Hotel Statistics

Occupancy %	88.3%	94.4%		-6.1 pts
Average Daily Rate (ADR)	$280	$269	$11	4.1%
Revenue per Available Room (RevPAR)	$247	$254	$(7)	-2.8%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Fourth Quarter Operating Results

Net revenues and adjusted property EBITDA for the fourth quarter of 2014 at Sands Cotai Central were $705.0 million and $220.3 million, respectively, resulting in an EBITDA margin of 31.2%.

Non-Rolling Chip drop increased 10.6% to reach $1.86 billion with Non-Rolling Chip win percentage of 20.3%.  Rolling Chip volume was $8.38 billion for the quarter.  Slot handle increased 3.9% to $1.82 billion for the quarter.

Hotel occupancy reached 90.9% with ADR of $183. Visitation to the property continues to grow and exceeded 5.1 million visits in the quarter.

The following table summarizes our key operating results for Sands Cotai Central for the fourth quarter of 2014 compared to the fourth quarter of 2013:

	Three Months Ended
Sands Cotai Central Operations	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$611.1	$707.7	$(96.6)	-13.6%
Rooms	86.4	76.7	9.7	12.6%
Food and Beverage	32.2	29.3	2.9	9.9%
Mall	19.0	14.1	4.9	34.8%
Convention, Retail and Other	7.8	7.7	0.1	1.3%
Less - Promotional Allowances	(51.5)	(44.8)	(6.7)	-15.0%
Net Revenues	$705.0	$790.7	$(85.7)	-10.8%

Adjusted Property EBITDA	$220.3	$237.8	$(17.5)	-7.4%
EBITDA Margin %	31.2%	30.1%		1.1 pts

Operating Income	$144.5	$168.5	$(24.0)	-14.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,383.7	$17,565.9	$(9,182.2)	-52.3%
Rolling Chip Win %(1)	3.21%	2.52%		0.69 pts

Non-Rolling Chip Drop	$1,859.1	$1,680.7	$178.4	10.6%
Non-Rolling Chip Win %	20.3%	22.7%		-2.4 pts

Slot Handle	$1,817.2	$1,748.6	$68.6	3.9%
Slot Hold %	3.5%	3.8%		-0.3 pts

Hotel Statistics

Occupancy %	90.9%	89.1%		1.8 pts
Average Daily Rate (ADR)	$183	$167	$16	9.6%
Revenue per Available Room (RevPAR)	$167	$149	$18	12.1%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao Fourth Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $92.7 million in the fourth quarter of 2014, an increase of 20.7% compared to the year-ago quarter.  Non-Rolling Chip drop decreased 10.2% in the fourth quarter of 2014 to $296.9 million, while Non-Rolling Chip win percentage was 20.0%.  Rolling Chip volume decreased 36.3% to $6.0 billion for the quarter. Rolling Chip win percentage was 3.12% in the quarter, exceeding both the expected range and the 1.77% experienced in the prior-year quarter. Slot handle decreased to $155.4 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2014 compared to the fourth quarter of 2013:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$188.8	$183.5	$5.3	2.9%
Rooms	11.1	12.7	(1.6)	-12.6%
Food and Beverage	8.0	9.6	(1.6)	-16.7%
Mall	48.2	45.2	3.0	6.6%
Convention, Retail and Other	0.9	1.4	(0.5)	-35.7%
Less - Promotional Allowances	(13.2)	(14.3)	1.1	7.7%
Net Revenues	$243.8	$238.1	$5.7	2.4%

Adjusted Property EBITDA	$92.7	$76.8	$15.9	20.7%
EBITDA Margin %	38.0%	32.2%		5.8 pts

Operating Income	$79.8	$52.1	$27.7	53.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,994.4	$9,404.3	$(3,409.9)	-36.3%
Rolling Chip Win %(1)	3.12%	1.77%		1.35 pts

Non-Rolling Chip Drop	$296.9	$330.8	$(33.9)	-10.2%
Non-Rolling Chip Win %	20.0%	22.5%		-2.5 pts

Slot Handle	$155.4	$271.1	$(115.7)	-42.7%
Slot Hold %	5.8%	5.3%		0.5 pts

Hotel Statistics

Occupancy %	86.7%	90.8%		-4.1 pts
Average Daily Rate (ADR)	$372	$403	$(31)	-7.7%
Revenue per Available Room (RevPAR)	$323	$366	$(43)	-11.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s adjusted property EBITDA decreased 12.8% to $76.7 million compared to the same quarter last year. Non-Rolling Chip drop decreased 14.2% to $880.0 million during the quarter, while slot handle increased 10.3% to reach $767.1 million. The property realized 3.57% win on Rolling Chip volume during the quarter, above the expected range and the 2.77% generated in the year-ago quarter. Rolling Chip volume decreased 43.0% to $3.31 billion for the quarter.

The following table summarizes our key operating results for Sands Macao for the fourth quarter of 2014 compared to the fourth quarter of 2013:

Sands Macao Operations	Three Months Ended
	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$261.3	$318.7	$(57.4)	-18.0%
Rooms	5.6	7.0	(1.4)	-20.0%
Food and Beverage	9.9	9.8	0.1	1.0%
Convention, Retail and Other	2.5	2.7	(0.2)	-7.4%
Less - Promotional Allowances	(11.4)	(11.5)	0.1	0.9%
Net Revenues	$267.9	$326.7	$(58.8)	-18.0%

Adjusted Property EBITDA	$76.7	$88.0	$(11.3)	-12.8%
EBITDA Margin %	28.6%	26.9%		1.7 pts

Operating Income	$67.6	$79.0	$(11.4)	-14.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,312.9	$5,812.5	$(2,499.6)	-43.0%
Rolling Chip Win %(1)	3.57%	2.77%		0.80 pts

Non-Rolling Chip Drop	$880.0	$1,025.4	$(145.4)	-14.2%
Non-Rolling Chip Win %	18.0%	18.5%		-0.5 pts

Slot Handle	$767.1	$695.3	$71.8	10.3%
Slot Hold %	3.6%	3.8%		-0.2 pts

Hotel Statistics

Occupancy %	99.9%	97.4%		2.5 pts
Average Daily Rate (ADR)	$225	$276	$(51)	-18.5%
Revenue per Available Room (RevPAR)	$225	$269	$(44)	-16.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Fourth Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $518.5 million, an increase of 100.3% compared to the fourth quarter of 2013.  The current quarter results included a $90.1 million benefit related to a property tax settlement. Rolling Chip win percentage of 3.58% in the fourth quarter of 2014 was above both the expected range and the 1.92% achieved in the fourth quarter of 2013.

Non-Rolling Chip drop was $1.10 billion during the quarter. Slot handle increased 10.6% to $3.13 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 4.1% to $4.82 million, compared to $4.63 million in the fourth quarter of 2013. Rolling Chip volume decreased 26.8% to $10.05 billion for the quarter.

ADR decreased slightly to $422 during the quarter while occupancy increased to 98.3%, driving a RevPAR increase of 1.0% compared to the same quarter last year. Retail mall revenue increased 5.5% to $45.7 million during the fourth quarter of 2014, compared to $43.3 million in the prior-year quarter.

The following table summarizes our key operating results for Marina Bay Sands for the fourth quarter of 2014 compared to the fourth quarter of 2013:

Marina Bay Sands Operations	Three Months Ended
	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$674.4	$504.6	$169.8	33.7%
Rooms	92.1	95.8	(3.7)	-3.9%
Food and Beverage	50.7	49.8	0.9	1.8%
Mall	45.7	43.3	2.4	5.5%
Convention, Retail and Other	26.0	26.6	(0.6)	-2.3%
Less - Promotional Allowances	(50.3)	(60.3)	10.0	16.6%
Net Revenues	$838.6	$659.8	$178.8	27.1%

Adjusted Property EBITDA	$518.5	$258.8	$259.7	100.3%
EBITDA Margin %	61.8%	39.2%		22.6 pts

Operating Income	$427.4	$165.7	$261.7	157.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,048.2	$13,731.0	$(3,682.8)	-26.8%
Rolling Chip Win %(1)	3.58%	1.92%		1.66 pts

Non-Rolling Chip Drop	$1,097.7	$1,135.5	$(37.8)	-3.3%
Non-Rolling Chip Win %	26.7%	24.5%		2.2 pts

Slot Handle	$3,125.0	$2,824.6	$300.4	10.6%
Slot Hold %	4.8%	5.2%		-0.4 pts

Hotel Statistics

Occupancy %	98.3%	96.9%		1.4 pts
Average Daily Rate (ADR)	$422	$425	$(3)	-0.7%
Revenue per Available Room (RevPAR)	$415	$411	$4	1.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Fourth Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $78.0 million for the quarter, an 11.6% decrease compared to the fourth quarter of 2013.  Hotel ADR increased 6.7% to reach $222 in the quarter while occupancy declined to 81.1%, compared to the fourth quarter of 2013.  RevPAR decreased 2.7% to $180 in the quarter.  Table games drop, which reflected a softer quarter for bacarrat, decreased 15.6% in the quarter to $548.1 million, while slot handle increased 7.8% to $584.6 million.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2014 compared to the fourth quarter of 2013:

	Three Months Ended
Las Vegas Operations	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$130.0	$151.3	$(21.3)	-14.1%
Rooms	113.6	119.9	(6.3)	-5.3%
Food and Beverage	61.5	64.5	(3.0)	-4.7%
Convention, Retail and Other	81.8	76.1	5.7	7.5%
Less - Promotional Allowances	(24.3)	(26.1)	1.8	6.9%
Net Revenues	$362.6	$385.7	$(23.1)	-6.0%

Adjusted Property EBITDA	$78.0	$88.2	$(10.2)	-11.6%
EBITDA Margin %	21.5%	22.9%		-1.4 pts

Operating Income	$64.8	$67.3	$(2.5)	-3.7%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$548.1	$649.7	$(101.6)	-15.6%
Table Games Win %(1)	19.1%	21.8%		-2.7 pts

Slot Handle	$584.6	$542.2	$42.4	7.8%
Slot Hold %	7.7%	8.5%		-0.8 pts

Hotel Statistics

Occupancy %	81.1%	88.8%		-7.7 pts
Average Daily Rate (ADR)	$222	$208	$14	6.7%
Revenue per Available Room (RevPAR)	$180	$185	$(5)	-2.7%

(1)	This compares to our expected baccarat win percentage of 22.0% to 30.0% and our expected non-baccarat win percentage of 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem Fourth Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 7.7% to $133.6 million and adjusted property EBITDA increased 19.5% to a record $36.2 million for the quarter. Table games drop increased 8.1% to $279.9 million for the quarter, while table games win percentage was 18.7%, which was higher than the 17.5% realized in the fourth quarter of 2013. Slot handle increased 1.6% year-over-year to $1.01  billion for the quarter with slot hold percentage of 6.8%.

The following table summarizes our key operating results for Sands Bethlehem for the fourth quarter of 2014 compared to the fourth quarter of 2013:

	Three Months Ended
Sands Bethlehem Operations	December 31,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$123.6	$115.2	$8.4	7.3%
Rooms	3.6	3.0	0.6	20.0%
Food and Beverage	7.6	7.3	0.3	4.1%
Mall	1.3	0.9	0.4	44.4%
Convention, Retail and Other	4.7	4.1	0.6	14.6%
Less - Promotional Allowances	(7.2)	(6.4)	(0.8)	-12.5%
Net Revenues	$133.6	$124.1	$9.5	7.7%

Adjusted Property EBITDA	$36.2	$30.3	$5.9	19.5%
EBITDA Margin %	27.1%	24.4%		2.7 pts

Operating Income	$28.9	$19.4	$9.5	49.0%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$279.9	$258.9	$21.0	8.1%
Table Games Win %(1)	18.7%	17.5%		1.2 pts

Slot Handle	$1,011.4	$995.0	$16.4	1.6%
Slot Hold %	6.8%	6.8%		0.0 pts

Hotel Statistics

Occupancy %	87.9%	74.4%		13.5 pts
Average Daily Rate (ADR)	$149	$145	$4	2.8%
Revenue per Available Room (RevPAR)	$131	$108	$23	21.3%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $173.5 million for the fourth quarter of 2014, an increase of 9.1% compared to the fourth quarter of 2013.  Operating profit derived from these retail mall assets increased 13.3% for the quarter compared to the quarter one year ago, reaching $157.4 million.

	For The Three Months Ended December 31, 2014						TTM December 31, 2014
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$60.7	$55.2	90.9%	771,345		93.4%	$1,673

Shoppes at Four Seasons
Luxury Retail	35.5	34.2	96.3%	142,562		100.0%	6,225
Other Stores	12.7	12.0	94.5%	115,401		98.2%	3,124
Total	48.2	46.2	95.9%	257,963		99.2%	5,689

Shoppes at Cotai Central	18.9	16.4	86.8%	330,258	(3)	97.9%	1,450
Total Cotai Strip in Macao	127.8	117.8	92.2%	1,359,566		95.6%	2,313

The Shoppes at Marina Bay Sands	45.7	39.6	86.7%	648,778		96.1%	1,426

Total	$173.5	$157.4	90.7%	2,008,344		95.7%	$2,027

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $2.2 million during the quarter, compared to $0.7 million in the fourth quarter of 2013.

Pre-opening expense was $8.2 million in the fourth quarter of 2014, compared to $3.7 million in the fourth quarter of 2013.

Depreciation and amortization expense was $255.5 million in the fourth quarter of 2014, compared to $254.9 million in the fourth quarter of 2013.

Interest expense, net of amounts capitalized, was $66.7 million for the fourth quarter of 2014, compared to $67.1 million in the prior-year quarter. Capitalized interest was $3.1 million during the fourth quarter of 2014, compared to $1.4 million during the fourth quarter of 2013.  Our weighted average borrowing cost in the fourth quarter of 2014 was approximately 2.6%.

Corporate expense was $36.2 million in the fourth quarter of 2014, compared to $48.3 million in the fourth quarter of 2013.

Other income, which was principally composed of foreign currency gains, was $4.3 million in the fourth quarter of 2014, compared to $0.7 million of expense in the fourth quarter of 2013.

The company’s effective income tax rate for the fourth quarter of 2014 was 9.4%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the fourth quarter of 2014 of $156.7 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2014 were $3.51 billion.

As of December 31, 2014, total debt outstanding, including the current portion, was $9.99 billion.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $385.5 million, including construction, development and maintenance activities of $317.5 million in Macao, $37.3 million in Las Vegas, $25.5 million at Marina Bay Sands and $5.2 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, January, 28 2015 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and legal settlement expense.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through our majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2014 Results
Non-GAAP Reconciliations

Within the company’s fourth quarter 2014 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation, legal settlement expense and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Casino	$2,722,402	$2,992,196	$12,004,361	$11,386,917
Rooms	378,215	382,035	1,540,420	1,380,681
Food and beverage	195,965	195,898	778,769	730,259
Mall	174,702	159,878	553,534	481,400
Convention, retail and other	157,041	142,809	548,704	515,179
	3,628,325	3,872,816	15,425,788	14,494,436
Less - promotional allowances	(212,332)	(217,131)	(841,939)	(724,551)
	3,415,993	3,655,685	14,583,849	13,769,885
Operating expenses:
Resort operations	2,075,747	2,449,920	9,190,275	9,083,983
Corporate	36,246	48,314	174,750	189,535
Pre-opening	8,203	3,693	26,230	13,339
Development	5,373	969	14,325	15,809
Depreciation and amortization	255,524	254,938	1,031,589	1,007,468
Amortization of leasehold interests in land	10,446	10,055	40,598	40,352
Loss on disposal of assets	1,934	1,723	6,856	11,156
	2,393,473	2,769,612	10,484,623	10,361,642
Operating income	1,022,520	886,073	4,099,226	3,408,243
Other income (expense):
Interest income	8,534	5,489	25,643	16,337
Interest expense, net of amounts capitalized	(66,686)	(67,086)	(274,181)	(271,211)
Other income (expense)	4,333	(671)	1,965	4,321
Loss on modification or early retirement of debt	-	(14,178)	(19,942)	(14,178)
Income before income taxes	968,701	809,627	3,832,711	3,143,512
Income tax expense	(90,701)	(39,896)	(244,640)	(188,836)
Net income	878,000	769,731	3,588,071	2,954,676
Net income attributable to noncontrolling interests	(156,695)	(192,192)	(747,442)	(648,679)
Net income attributable to Las Vegas Sands Corp.	$721,305	$577,539	$2,840,629	$2,305,997

Earnings per share:
Basic	$0.90	$0.71	$3.52	$2.80
Diluted	$0.90	$0.70	$3.52	$2.79

Weighted average shares outstanding:
Basic	799,851,322	818,631,514	806,130,838	822,282,515
Diluted	801,465,931	822,314,351	808,019,219	826,316,108

Dividends declared per common share	$0.50	$0.35	$2.00	$1.40

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended December 31, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$278,219	$38,116	$2,031	$872	$-	$-	$2,209	$-	$321,447
Sands Cotai Central	144,481	71,266	2,027	343	1,101	-	1,059	-	220,277
Four Seasons Hotel Macao and Plaza Casino	79,779	9,767	1,151	24	1,658	-	341	-	92,720
Sands Macao	67,586	8,452	354	(80)	-	-	422	-	76,734
Macao Property Operations	570,065	127,601	5,563	1,159	2,759	-	4,031	-	711,178
Marina Bay Sands	427,406	62,310	4,520	119	85	23,823	258	-	518,521
United States:
Las Vegas Operating Properties	64,777	47,350	-	452	223	(35,785)	946	-	77,963
Sands Bethlehem	28,944	6,485	-	230	16	-	524	-	36,199
United States Property Operations	93,721	53,835	-	682	239	(35,785)	1,470	-	114,162
Other Asia (2)	(13,943)	3,533	-	16	338	12,200	101	-	2,245
Other Development	(10,679)	161	363	-	10,155	-	-	-	-
Corporate	(44,050)	8,084	-	(42)	-	(238)	-	36,246	-
	$1,022,520	$255,524	$10,446	$1,934	$13,576	$-	$5,860	$36,246	$1,346,106

Three Months Ended December 31, 2013

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$392,586	$35,189	$1,654	$1,996	$-	$-	$1,969	$-	$433,394
Sands Cotai Central	168,464	65,378	2,154	728	230	-	829	-	237,783
Four Seasons Hotel Macao and Plaza Casino	52,130	9,835	706	11,630	2,398	-	58	-	76,757
Sands Macao	79,010	7,984	354	61	-	-	562	-	87,971
Macao Property Operations	692,190	118,386	4,868	14,415	2,628	-	3,418	-	835,905
Marina Bay Sands	165,669	63,862	4,566	(82)	-	22,784	2,035	-	258,834
United States:
Las Vegas Operating Properties	67,340	50,595	-	717	524	(33,556)	2,587	-	88,207
Sands Bethlehem	19,365	10,637	-	55	152	-	140	-	30,349
United States Property Operations	86,705	61,232	-	772	676	(33,556)	2,727	-	118,556
Other Asia (2)	(13,973)	3,630	-	(3)	(4)	11,000	42	-	692
Other Development	(2,412)	167	621	262	1,362	-	-	-	-
Corporate	(42,106)	7,661	-	(13,641)	-	(228)	-	48,314	-
	$886,073	$254,938	$10,055	$1,723	$4,662	$-	$8,222	$48,314	$1,213,987

Year Ended December 31, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$1,381,460	$146,365	$6,992	$1,588	$-	$-	$9,918	$-	$1,546,323
Sands Cotai Central	705,780	275,459	8,487	1,423	5,464	-	4,874	-	1,001,487
Four Seasons Hotel Macao and Plaza Casino	323,593	39,307	3,269	116	7,291	-	1,323	-	374,899
Sands Macao	301,246	33,994	1,415	82	-	-	1,853	-	338,590
Macao Property Operations	2,712,079	495,125	20,163	3,209	12,755	-	17,968	-	3,261,299
Marina Bay Sands	1,326,729	271,801	18,207	3,636	160	98,710	3,904	-	1,723,147
United States:
Las Vegas Operating Properties	267,342	187,004	-	(272)	356	(146,523)	6,006	-	313,913
Sands Bethlehem	89,966	29,739	-	160	110	-	516	-	120,491
United States Property Operations	357,308	216,743	-	(112)	466	(146,523)	6,522	-	434,404
Other Asia (2)	(60,368)	14,137	-	165	384	48,800	375	-	3,493
Other Development	(29,649)	631	2,228	-	26,790	-	-	-	-
Corporate	(206,873)	33,152	-	(42)	-	(987)	-	174,750	-
	$4,099,226	$1,031,589	$40,598	$6,856	$40,555	$-	$28,769	$174,750	$5,422,343

Year Ended December 31, 2013

			Amortization		Pre-Opening			Legal
		Depreciation	of Leasehold	(Gain) Loss	and		(1)	Settlement	Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	and Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$1,344,650	$137,464	$6,613	$3,708	$120	$-	$7,382	$-	$1,499,937
Sands Cotai Central	462,128	257,087	8,612	2,971	5,793	-	3,132	-	739,723
Four Seasons Hotel Macao and Plaza Casino	240,986	44,199	2,823	11,726	5,124	-	182	-	305,040
Sands Macao	327,087	31,710	1,415	574	-	-	2,072	-	362,858
Macao Property Operations	2,374,851	470,460	19,463	18,979	11,037	-	12,768	-	2,907,558
Marina Bay Sands	995,504	262,676	18,403	2,631	-	97,989	7,373	-	1,384,576
United States:
Las Vegas Operating Properties	240,528	192,863	-	1,825	911	(141,009)	9,221	47,400	351,739
Sands Bethlehem	85,096	37,282	-	89	391	-	479	-	123,337
United States Property Operations	325,624	230,145	-	1,914	1,302	(141,009)	9,700	47,400	475,076
Other Asia (2)	(63,000)	14,665	-	10	258	44,000	212	-	(3,855)
Other Development	(19,939)	640	2,486	262	16,551	-	-	-	-
Corporate	(204,797)	28,882	-	(12,640)	-	(980)	-	189,535	-
	$3,408,243	$1,007,468	$40,352	$11,156	$29,148	$-	$30,053	$236,935	$4,763,355

(1)
During the three months ended December 31, 2014 and 2013, the Company recorded stock-based compensation expense of $10.3 million and $13.6 million, respectively, of which $4.3 million and $5.4 million, respectively, is included in corporate expense and $0.1 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the year ended December 31, 2014 and 2013, the Company recorded stock-based compensation expense of $48.1 million and $53.4 million, respectively, of which $18.7 million and $23.3 million, respectively, is included in corporate expense and $0.6 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

Three Months Ended December 31, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$711,178	$(43,795)	$18,798	$686,181
Marina Bay Sands	518,521	(72,014)	14,527	461,034
United States:
Las Vegas Operating Properties	77,963	11,705	(2,058)	87,610
Sands Bethlehem	36,199	-	-	36,199
United States Property Operations	114,162	11,705	(2,058)	123,809
Other Asia	2,245	-	-	2,245
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,346,106	$(104,104)	$31,267	$1,273,269

Three Months Ended December 31, 2013

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$835,905	$68,905	$(37,994)	$866,816
Marina Bay Sands	258,834	103,364	(20,851)	341,347
United States:
Las Vegas Operating Properties	88,207	6,635	(1,166)	93,676
Sands Bethlehem	30,349	-	-	30,349
United States Property Operations	118,556	6,635	(1,166)	124,025
Other Asia	692	-	-	692
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,213,987	$178,904	$(60,011)	$1,332,880

(1)
For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 26.0% for Baccarat and 16.0% for non-Baccarat.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 22.0% to 30.0% and 14.0% to 18.0%, respectively.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)
Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income attributable to Las Vegas Sands Corp.	$721,305	$577,539	$2,840,629	$2,305,997
Add (deduct):
Net income attributable to noncontrolling interests	156,695	192,192	747,442	648,679
Income tax expense	90,701	39,896	244,640	188,836
Loss on modification or early retirement of debt	-	14,178	19,942	14,178
Other (income) expense	(4,333)	671	(1,965)	(4,321)
Interest expense, net of amounts capitalized	66,686	67,086	274,181	271,211
Interest income	(8,534)	(5,489)	(25,643)	(16,337)
Loss on disposal of assets	1,934	1,723	6,856	11,156
Amortization of leasehold interests in land	10,446	10,055	40,598	40,352
Depreciation and amortization	255,524	254,938	1,031,589	1,007,468
Development expense	5,373	969	14,325	15,809
Pre-opening expense	8,203	3,693	26,230	13,339
Stock-based compensation (1)	5,860	8,222	28,769	30,053
Legal settlement expense (1)	-	-	-	47,400
Corporate expense	36,246	48,314	174,750	189,535
Adjusted Property EBITDA	$1,346,106	$1,213,987	$5,422,343	$4,763,355

Hold-normalized casino revenue (2)	(104,104)	178,904
Hold-normalized casino expense (2)	31,267	(60,011)
Hold-Normalized Adjusted Property EBITDA	$1,273,269	$1,332,880

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
The Venetian Macao	$880,307	$1,149,079	$4,040,681	$3,851,230
Sands Cotai Central	705,042	790,650	3,133,864	2,698,430
Four Seasons Hotel Macao and Plaza Casino	243,839	238,069	1,107,779	1,065,405
Sands Macao	267,913	326,747	1,174,795	1,237,016
Marina Bay Sands	838,592	659,813	3,214,210	2,968,366
Las Vegas Operating Properties	362,575	385,712	1,478,769	1,518,024
Sands Bethlehem	133,593	124,141	504,237	496,738
Other Asia	38,492	33,906	151,778	139,572
Intersegment Eliminations	(54,360)	(52,432)	(222,264)	(204,896)
	$3,415,993	$3,655,685	$14,583,849	$13,769,885

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
The Venetian Macao	36.5%	37.7%	38.3%	38.9%
Sands Cotai Central	31.2%	30.1%	32.0%	27.4%
Four Seasons Hotel Macao and Plaza Casino	38.0%	32.2%	33.8%	28.6%
Sands Macao	28.6%	26.9%	28.8%	29.3%
Marina Bay Sands	61.8%	39.2%	53.6%	46.6%
Las Vegas Operating Properties	21.5%	22.9%	21.2%	23.2%
Sands Bethlehem	27.1%	24.4%	23.9%	24.8%
Other Asia	5.8%	2.0%	2.3%	-2.8%

Total	39.4%	33.2%	37.2%	34.6%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per
Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income attributable to Las Vegas Sands Corp.	$721,305	$577,539	$2,840,629	$2,305,997

Pre-opening expense, net	5,929	2,791	18,651	9,818
Development expense, net	5,373	969	14,325	15,809
(Gain) loss on disposal of assets, net	1,589	(2,571)	5,900	5,498
Loss on modification or early retirement of debt, net	-	14,178	14,589	14,178
Legal settlement expense	-	-	-	47,400
Adjusted net income	$734,196	$592,906	$2,894,094	$2,398,700

Hold-normalized casino revenue (1)	(104,104)	178,904
Hold-normalized casino expense (1)	31,267	(60,011)
Income tax impact on hold adjustments	9,773	(14,027)
Noncontrolling interest impact on hold adjustments	7,467	(9,221)
Hold-normalized adjusted net income	$678,599	$688,550

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.90	$0.70	$3.52	$2.79

Pre-opening expense, net	0.01	-	0.02	-
Development expense, net	0.01	-	0.02	0.02
(Gain) loss on disposal of assets, net	-	-	-	0.01
Loss on modification or early retirement of debt, net	-	0.02	0.02	0.02
Legal settlement expense	-	-	-	0.06
Adjusted earnings per diluted share	$0.92	$0.72	$3.58	$2.90

Hold-normalized casino revenue	(0.13)	0.22
Hold-normalized casino expense	0.04	(0.07)
Income tax impact on hold adjustments	0.01	(0.02)
Noncontrolling interest impact on hold adjustments	0.01	(0.01)
Hold-normalized adjusted earnings per diluted share	$0.85	$0.84

Weighted average diluted shares outstanding	801,465,931	822,314,351	808,019,219	826,316,108

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Room Statistics:
The Venetian Macao:
Occupancy %	88.3%	94.4%	91.3%	91.3%
Average daily room rate (ADR) (1)	$280	$269	$270	$243
Revenue per available room (RevPAR) (2)	$247	$254	$246	$222

Sands Cotai Central:
Occupancy %	90.9%	89.1%	88.5%	78.5%
Average daily room rate (ADR) (1)	$183	$167	$176	$155
Revenue per available room (RevPAR) (2)	$167	$149	$156	$121

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	86.7%	90.8%	87.0%	85.3%
Average daily room rate (ADR) (1)	$372	$403	$400	$373
Revenue per available room (RevPAR) (2)	$323	$366	$348	$318

Sands Macao:
Occupancy %	99.9%	97.4%	98.6%	96.1%
Average daily room rate (ADR) (1)	$225	$276	$238	$252
Revenue per available room (RevPAR) (2)	$225	$269	$235	$242

Marina Bay Sands:
Occupancy %	98.3%	96.9%	99.0%	98.6%
Average daily room rate (ADR) (1)	$422	$425	$431	$396
Revenue per available room (RevPAR) (2)	$415	$411	$427	$390

Las Vegas Operating Properties:
Occupancy %	81.1%	88.8%	88.0%	89.6%
Average daily room rate (ADR) (1)	$222	$208	$222	$205
Revenue per available room (RevPAR) (2)	$180	$185	$196	$184

Sands Bethlehem:
Occupancy %	87.9%	74.4%	83.4%	73.6%
Average daily room rate (ADR) (1)	$149	$145	$146	$142
Revenue per available room (RevPAR) (2)	$131	$108	$122	$104

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$13,530	$19,200	$16,286	$17,518
Slot machine win per unit per day (4)	$309	$344	$360	$327
Average number of table games	622	639	639	584
Average number of slot machines	2,011	2,119	2,018	2,193

Sands Cotai Central:
Table games win per unit per day (3)	$13,611	$19,621	$16,862	$16,166
Slot machine win per unit per day (4)	$422	$367	$426	$292
Average number of table games	517	457	498	480
Average number of slot machines	1,635	1,957	1,725	2,077

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$19,003	$17,655	$25,518	$22,049
Slot machine win per unit per day (4)	$663	$887	$748	$759
Average number of table games	141	148	132	151
Average number of slot machines	149	178	156	180

Sands Macao:
Table games win per unit per day (3)	$12,158	$13,356	$13,165	$12,383
Slot machine win per unit per day (4)	$323	$260	$346	$247
Average number of table games	247	286	258	295
Average number of slot machines	919	1,094	942	1,162

Marina Bay Sands:
Table games win per unit per day (3)	$11,617	$9,098	$11,159	$11,289
Slot machine win per unit per day (4)	$666	$679	$684	$688
Average number of table games	611	648	622	626
Average number of slot machines	2,455	2,365	2,412	2,266

Las Vegas Operating Properties:
Table games win per unit per day (3)	$4,843	$6,081	$4,965	$5,896
Slot machine win per unit per day (4)	$216	$217	$203	$206
Average number of table games	236	253	235	244
Average number of slot machines	2,275	2,317	2,344	2,343

Sands Bethlehem:
Table games win per unit per day (3)	$3,235	$3,344	$2,937	$3,104
Slot machine win per unit per day (4)	$250	$246	$255	$262
Average number of table games	176	147	167	145
Average number of slot machines	3,012	3,008	3,011	3,013

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6